EXHIBIT 10.18

September 18, 1997

Brian D. Frenzel

President and Chief Executive Officer

Centaur Pharmaceuticals, Inc.

484 Oakmead Parkway

Sunnyvale, CA 94086, USA

Dear Mr. Frenzel:

I refer to your letter of July 18, 1997, in which you request that we waive our Right of First Negotiation to applications of Centaur’s technology outside the central nervous system. After having completed our internal reviews triggered by your request, I can now inform you that we are willing to agree to your request.

Consequently, we propose that in Article 18.2 of the Development, License and Marketing Agreement between the parties dated June 26, 1995, in lines 6-8 the words “Astra’s strategic research areas and/or such other research areas of interest to ASTRA as set forth in Appendix 4 hereof, and as the same may be modified from time to time by ASTRA in writing” be replaced by “the research area of the Central Nervous System (CNS).”

Please confirm your acceptance of the above amendment which will enter into immediate effect by your signing and returning to us of the enclosed copy of this letter.

Your sincerely,

ASTRA AB

Preclinical Affairs,

Research and Development

We hereby accept and agree to the above amendment.

/s/ JAN M. LUNDBERG

Jan M. Lundberg Vice President
CENTAUR PHARMACEUTICALS, INC. Date: October 7, 1997

/s/ BRIAN D. FRENZEL
Brian D. Frenzel President and CEO